EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby acknowledge and agree, pursuant to rule 13d-1(k)(1), that:

i.	each of them is responsible for the timely filing of the foregoing statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate; and

ii.	the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.

Date: July 15, 2019

Softbank Vision Fund (AIV M1) L.P.

By:	/s/ Brian Wheeler
Name:	Brian Wheeler
Title:	General Counsel of SB Investment Advisers (UK) Limited, Manager of SoftBank Vision Fund (AIV M1) L.P.

SB Investment Advisers (UK) Limited

By:	/s/ Brian Wheeler
Name:	Brian Wheeler
Title:	General Counsel of SB Investment Advisers (UK) Limited

SVF Bluebird (Cayman) Limited

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

SVF Enterprise (Cayman) Limited

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director

SVF Endurance (Cayman) Limited

By:	/s/ Karen Ellerbe
Name:	Karen Ellerbe
Title:	Director